CONSULTING AGREEMENT

Pursuant to our recent conversations, NDP Consulting Services LLC, a Kansas Limited Liability Company ("NDP") hereby submits to APT Group, Inc. a Missouri Corporation (the "Company"), this Consulting Agreement (the "Agreement") dated as of April 1, 2014.

This Consulting Agreement sets forth the new terms pursuant to which NDP will act as the Company's financial consultant providing strategic advice and consulting services regarding matters more specifically set forth below. This Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon the execution of this Agreement and neither party shall have any further obligations thereunder.

1. Agreement. For one dollar in hand, and other good and valuable consideration, including the commitments made by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

a. Consultant operates as an advisor consulting and advising the Company providing advice on the process of moving from an LLC into a public company.

b. Company hereby retains Consultant to perform the aforesaid consulting services for Company on the terms and for the consideration set forth below, and Consultant hereby agrees to perform said consulting services on the terms and for the consideration set forth herein.

c. Pursuant to the terms of this Agreement, Consultant has now identified one specific entity, and will make an introduction of said entity to the Company. Consultant also knows other entities whom Consultant will also introduce to the Company. In each case, Consultant believes these entities may have an interest in providing public company resources. .

2. General Services. Provide strategic advice and consulting services, on an as needed basis as determined by the mutual agreement of both NDP and the Company, with regard to the Company including but not limited to: (i) introduction and facilitation with legal counsel, auditors, GAAP accountants and transfer agents to facilitate a better public company outlook (ii) introduction and facilitation with potential partners, joint ventures, mergers and possible acquisitions.

3. Performance of Services. In conjunction with the performance of the Services, NDP agrees to:

a. Make itself available to the Company for phone conferences during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company with regard to

the Services to be performed and the preparation of such reports, summaries, corporate profiles, suggested terms for recapitalization or restructuring of financial instruments, due diligence packages, corporate presentations, and/or other material and documentation as shall be necessary to properly present the Company to individuals and/or entities that could be a benefit to the Company.

b. Advise the Company in evaluating proposals from potential strategic alliances. NDP may be involved in negotiating with potential strategic alliances on behalf of the Company; provided, however, that NDP shall not be involved in the negotiations with potential investors in the Company.

c. In connection with NDP providing the Services, the Company agrees to keep NDP up to date and apprised of all business, market and legal developments related to the Company and its operations and management. NDP shall devote such time and effort, as it deems commercially reasonable under the circumstances to the affairs of the Company to render the Services. NDP shall not provide any services that constitute the rendering of a legal opinion or perform any work that is in the ordinary purview of the Certified Public Accountant. NDP cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its experience and network of contacts. It is understood that a portion of the compensation paid hereunder is being paid by the Company to have NDP remain available to advise it on transactions on an as-needed basis.

d. The Company shall provide to NDP copies of the Company's Business Plan, PowerPoint Presentation and such other collateral materials necessary for NDP's performance hereunder. The Company shall also make available certain of its employees and advisors (including but not limited to legal and accounting) for the purposes of expert advice and perspective for the Services to be performed by NDP as well as for presentations and meetings. NDP acknowledges and agrees that the Company's Business Plan, PowerPoint Presentation and other collateral materials to which NDP may have access to during the performance of this Agreement are confidential information and as such, shall not be distributed to third parties which such distribution is outside the scope of the services to be performed hereunder.

4. Term. The term of this Agreement is from June 2011 to December 2015 unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the parties hereto (the "Term"). This Agreement may be terminated only:

a. By the Company or NDP for any reason upon thirty (30) days' written notice prior to the completion of the initial term.

b. By mutual agreement of the parties. If the Company terminates the agreement, the Company does so upon their own volition and without recourse, and will not receive any amount of monies paid in the form of a refund, credit, or any other form of payment upon termination, Upon payment to Consultant, the Company forfeits all future rights to the monies paid to the Consultant for services. In addition, any termination by the Company

immediately accelerates all payments due for the entire term of the contract. The contract will not be deemed terminated unless the Consultant is paid in full as per section 5 of this agreement.

5. Compensation for Services. As consideration for the performance of the Services, the Company shall pay NDP a consultant's retainer fee (the "Consulting Fee") of two-hundred fifty thousand dollars ($250,000) in cash or registered common stock of the company, due when Company become a public entity via a Securities and Exchange Commission registered S-8 filing, for the Consultant's aforementioned services. The shares shall be priced at $0.01.

6. Travel Expenses. The Company hereby agrees that all fees paid under this Agreement, are exclusive of any reasonable out of pocket travel, hotel and meal expenses that will be incurred by the members of NDP pursuant to providing the Services. The Company and NDP further agree that prior to any travel by a NDP member, NDP will notify the Company of the purpose of the travel and the estimated air travel and hotel expenses to be incurred and the Company will either pay such expenses for such member or notify NDP that the expenses are not authorized. The Company will reimburse any reasonable meal expenses incurred by a NDP member in relation to such travel within fifteen (15) days of being invoiced by NDP for such expenses.

7. Indemnification and Warranties.

a. The Company agrees to indemnify NDP and hold it harmless against any losses, claims, damages or liabilities arising out of, in connection with, or relating in any manner, directly or indirectly, to a breach of this Agreement or the performance of the Services hereunder, unless it is finally determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the gross negligence of NDP, or any violation of applicable law by NDP, including any misrepresentation of a material fact contained in information furnished in writing by NDP.

b. The Company and NDP agrees that if any indemnification sought pursuant to the preceding paragraph is finally judicially determined to be unavailable, then the Company and NDP shall contribute to the losses, claims, liabilities, damages and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and NDP, on the other, in connection with this Agreement, subject to the limitation that in any event NDP's contribution to all losses, claims, liabilities, damages and expenses with respect to which contribution is available hereunder shall not exceed the amount of the cash fees actually received by NDP hereunder.

c. The Company represents and warrants that it is not a party to any consulting or financial advisory agreements of any kind that may conflict with this Consulting Agreement. The Company at the request of NDP will offer confirmation, in writing, to that effect.

d. NDP represents and warrants that the Services performed hereunder shall at all times be in compliance with all applicable state and federal laws and regulations, including, but not limited to, securities laws and regulations.

e. NDP has no liability to the Company for any acts or omissions in the performance of services except for act or omissions that are due to the gross negligence of NDP

8. Independent Contractor. The parties hereto agree that NDP is an independent contractor and shall not in any manner be deemed an agent or partner of, or co-venturer with the Company. In no event is NDP authorized or obligated to commit the Company to any agreement and the Company shall have no obligation to enter into any transaction identified by NDP.

9. Assignments and Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of NDP, and any purported assignment without the written consent of NDP shall be null and void.

10. Modification and Waiver. Only an instrument in writing executed by the parties hereto may amend this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

11. Construction. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

12. Facsimile Signatures. Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document

13. Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE STATE OF
NEVADA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY

WAIVE THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.
AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

14. Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

15. Non-Exclusive. NDP acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided to the Company and the Company is free to engage other parties to provide consulting services similar to those being provided by NDP hereunder. The parties may agree to enter into an exclusive opportunity and shall provide a written agreement as necessary.

16. Non-Circumvention. Neither party shall attempt to or actually circumvent or interfere with business relationships between the Company and/or NDP, their clients or sources of transactions. Further, now and for two years after the date hereof, the Company shall not, directly or indirectly, establish, or receive or pay compensation for or financing for or receive, any interest, investment, financing, or participate in any merger, acquisition, joint venture, agency, vendor, issuance of securities or other relationship with NDP's clients or sources of transactions that were introduced to the Company by NDP or became aware of the Company through the provision of Services by NDP, in circumvention of the business relationships between the Company and NDP, NDP's clients or sources of transactions established in this Consulting Agreement. As such, because there is no specific limit to the value of the services provided, the Company agrees to pay the Consultant in accordance with the above payment schedule during the term of this agreement and for two years after the termination of the Agreement, if any corporate milestones are reached as the result of the Consultant's introductions or efforts. Recognizing that the business trajectory and relationships as a direct result of Consultant may surpass two years, the Company agrees to pay in full the Consulting Fee at the time of signature of this agreement. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement.

17. Survivability. Neither the termination of this Agreement nor the completion of any services to be provided by NDP hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

18. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter. Specifically, all prior agreements and contracts entered into by and between the parties hereto shall immediately terminate upon

the execution of this Agreement and neither party shall have any further obligations thereunder.

If the foregoing correctly sets forth the understanding between the Consultant and the Company, please so indicate in the space provided below for that purpose within 10 days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

APT GROUP, INC.

By:

Troy A. Covey, President

Date: April 1, 2014

NDP CONSULTING SERVICES LLC

By:

N. Douglas Pritt, Managing Member

Date: April 1, 2014